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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 13, 1997, in the Registration Statement (Form S-2) and related Prospectus of PMR Corporation for the registration of 2,000,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated June 13, 1997 with respect to the financial statement schedules of PMR Corporation for the years ended April 30, 1995, 1996, and 1997 included in the Annual Report (Form 10-K) of PMR Corporation for the year ended April 30, 1997 filed with the Securities and Exchange.


                                        /s/ ERNST & YOUNG LLP
                                        -------------------------------
                                        ERNST & YOUNG LLP

San Diego, California
September 23, 1997